UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Wells Fargo & Company
__________________________________________________________________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-0449260
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

420 Montgomery Street
San Francisco, California	94163
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Depositary Shares, each representing a 1/40th interest in
a share of 8.00% Non-Cumulative Perpetual Class A	New York Stock Exchange, Inc.
Preferred Stock, Series J of Wells Fargo & Company, no
par value

________________________________________________________________________________________________________________

If this form relates to the registration of a class of	If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange	securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction	Act and is effective pursuant to General Instruction
A.(c), please check the following box: þ	A.(d), please check the following box: ¨

Securities Act registration statement file number to which this form relates: 333-154879

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

          The description of the general terms and provisions of the 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J, no par value (the “Series J Preferred Stock”) of Wells Fargo & Company (the “Registrant”) and the Depositary Shares of the Registrant, each representing a 1/40th interest in a share of Series J Preferred Stock (the “Depositary Shares”) is incorporated herein by reference to the descriptions included under the captions “New Wells Fargo Preferred Stock to be Issued in the Merger—Wells Fargo’s 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J, no par value” and “New Wells Fargo Preferred Stock to be Issued in the Merger—Description of the Series J Depositary Shares” in the proxy statement-prospectus filed on November 24, 2008 and included as part of the Registrant’s registration statement on Form S-4 (Registration No. 333-154789) filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2008 and amended on November 18, 2008 and November 21, 2008 in connection with the pending merger of Wachovia Corporation with and into the Registrant.

Item 2. Exhibits.

3(a)	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the
Registrant’s Current Report on Form 8-K filed September 28, 2006).

3(b)	Certificate of Designations for the Registrant’s 2007 ESOP Cumulative Convertible
Preferred Stock (incorporated by reference to Exhibit 3(a) to the Registrant’s Current
Report on Form 8-K filed March 19, 2007).

3(c)	Certificate Eliminating the Certificate of Designations for the Registrant’s 1997 ESOP
Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to the
Registrant’s Current Report on Form 8-K filed March 19, 2007).

3(d)	Certificate of Designations for the Registrant’s 2008 ESOP Cumulative Convertible
Preferred Stock (incorporated by reference to Exhibit 3(a) to the Registrant’s Current
Report on Form 8-K filed March 18, 2008).

3(e)	Certificate Eliminating the Certificate of Designations for the Registrant’s 1998 ESOP
Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to the
Registrant’s Current Report on Form 8-K filed March 18, 2008).

3(f)	Certificate of Designations for the Registrant’s Non-Cumulative Perpetual Preferred Stock,
Series A (incorporated by reference to Exhibit 4.8 to the Registrant’s Current Report on
Form 8-K filed May 19, 2008).

3(g)	Certificate of Designations for the Registrant’s Non-Cumulative Perpetual Preferred Stock,
Series B (incorporated by reference to Exhibit 4.8 to the Registrant’s Current Report on
Form 8-K filed September 10, 2008).

3(h)	Certificate of Designations for the Registrant’s Fixed Rate Cumulative Perpetual Preferred
Stock, Series D (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 30, 2008).

3(i)	Certificate of Designations for the Registrant’s Dividend Equalization Preferred Shares
(incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K
filed December 30, 2008).

3(j)	Certificate of Designations for the Registrant’s Class A Preferred Stock, Series G
(incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K
filed December 30, 2008).

3(k)	Certificate of Designations for the Registrant’s Class A Preferred Stock, Series H
(incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K
filed December 30, 2008).

3(l)	Certificate of Designations for the Registrant’s Class A Preferred Stock, Series I
(incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K
filed December 30, 2008).

3(m)	Certificate of Designations for the Series J Preferred Stock (incorporated by reference to
Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed December 30, 2008).

3(n)	Certificate of Designations for the Registrant’s Fixed-To-Floating Rate Non-Cumulative
Perpetual Class A Preferred Stock, Series K (incorporated by reference to Exhibit 4.6 to the
Registrant’s Current Report on Form 8-K filed December 30, 2008).

3(o)	Certificate of Designations for the Registrant’s 7.50% Non-Cumulative Perpetual
Convertible Class A Preferred Stock, Series L (incorporated by reference to Exhibit 4.7 to the Registrant’s Current Report on Form 8-K filed December 30, 2008).

3(p)	Certificate of Designations for the Registrant’s Class A Preferred Stock, Series M
(incorporated by reference to Exhibit 4.8 to the Registrant’s Current Report on Form 8-K
filed December 30, 2008).

3(q)	By-Laws (incorporated by reference to Exhibit 3 to the Company’s Current Report on
Form 8-K filed September 29, 2008).

4.1	Deposit Agreement, dated as of December 21, 2007, between Wachovia, U.S. Bank,
    National Association as depositary, and the holders from time to time of Depositary Shares
    (incorporated by reference to Exhibit 4.9 to the Registrant’s Amendment No. 1 to
Registration Statement on Form S-4, filed with the SEC on November 18, 2008).

4.2	Form of Depositary Receipt for the Depositary Shares.*

4.3	Form of Certificate representing the Series J Preferred Stock.*

4.4	Form of Letter Agreement between the Registrant and U.S. Bank National Association*

* Filed herewith.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Wells Fargo & Company

Date: December 30, 2008	By: /s/ Barbara S. Brett
Barbara S. Brett
Senior Vice President and Assistant Treasurer